Exhibit 99.1

April 9, 2008
FOR IMMEDIATE RELEASE

Jaguar Acquisition Corporation
www.jaguar-capital.com
CONTACT: Jonathan Kalman (610-825-0288)
Email : jkalman@jaguar-capital.com
OTCBB: JGACU.OB, JGAC.OB, JGACW.OB

China Cablecom Holdings Ltd.
www.chinacablecom.net
CONTACT: Clive Ng (212-888-8890)
Email: clive@chinacablecom.net

China Cablecom Holdings and Jaguar Acquisition Corporation Close Business Combination

This merger is the first of its kind for a U.S. public company.

New York, NY & Conshohocken, PA, April 9, 2008 (MARKET WIRE) - China Cablecom Holdings, Ltd. (OTCBB: JGACU.OB, JGAC.OB, JGACW.OB) and Jaguar Acquisition Corporation (“Jaguar”), a special purpose acquisition company, completed both the previously announced redomestication merger of Jaguar in the British Virgin Islands as China Cablecom Holdings and the concurrent business combination merger with China Cablecom Ltd. ("China Cablecom"), an emerging consolidated cable network operator and acquirer in the highly-populated Shandong province in the People's Republic of China (PRC).

Following closing, approximately 74% of the ordinary shares of China Cablecom Holdings will be owned by the previous stockholders of Jaguar. Initially the units, ordinary shares and warrants of China Cablecom Holdings will continue to be traded on the OTC Bulletin Board under the ticker symbols JGACU.OB, JGAC.OB and JGACW.OB, respectively. Additional information concerning the conversion of Jaguar securities to China Cablecom Holdings securities can be found in the registration statement on Form S-4/A filed by China Cablecom Holdings with the SEC on March 21, 2008. This information is also available in the Jaguar proxy statement mailed to shareholders on March 24, 2008.

“This transaction marks a historic new chapter for China Cablecom,” says Clive Ng, founder and Executive Chairman of China Cablecom. “As a result of the merger we now have a strong foundation in place which should enable us to create long lasting partnerships while providing us with a platform for consolidating additional municipal and county cable network operators in China’s Shandong province.”

“We are confident that the merger will help us to further strengthen our position as the only U.S. publicly traded company focused on acquiring, consolidating and managing cable systems in the People's Republic of China,” says Jonathan Kalman, Chairman and Chief Executive Officer of Jaguar Acquisition Corporation. “We are now poised to capitalize on the upgrade to digital, in addition to offering premium services, which collectively is expected to drive higher operating margins and cash flow and enhance the long term value of China Cablecom Holdings for its shareholders."

About China Cablecom Holdings

China Cablecom Holdings is a joint-venture provider of cable television services in the People's Republic of China, operating in partnership with a local state-owned enterprise ("SOE") authorized by the PRC government to control the distribution of cable TV services. China Cablecom originally acquired operating rights of the network it currently operates in Binzhou, Shandong Province in September 2007 by entering into a series of asset purchase and services agreements with a company organized by SOEs owned directly or indirectly by local branches of SARFT in five different municipalities to serve as a holding company of the relevant businesses. Binzhou Broadcasting operates a cable network with 411,246 paying subscribers as of December 31, 2007. China Cablecom Holdings' strategy is to replicate the acquisition by operating partnership models in other municipalities in Shandong Province in the PRC and then introducing operating efficiencies and increasing service offerings in the networks it operates.

About Jaguar Acquisition Corporation

Jaguar Acquisition Corporation was formed as a special purpose acquisition company in April 2006 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business.

In April 2006, Jaguar Acquisition Corporation raised $28.3 million and its common stock and warrants began trading separately on June 26, 2006. Pursuant to its organizational documents, the management team had until April 13, 2008 to complete a business combination. Jaguar Acquisition Corporation’s principal offices are in Conshohocken, Pennsylvania.

Safe Harbor Statement

Any forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. China Cablecom Holdings undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

Investor Relations
Hayden Communications International, Inc.
Ted Haberfield, Executive VP
Phone: +1-760-755-2716
E-mail: thaberfield@HCInternational.net